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                               INDEX TO EXHIBITS
                         FILED WITH THE CURRENT REPORT
                        ON FORM 8-K DATED MARCH 1, 1999

Exhibit
 No.                              Description

99.1                     Press Release, dated March 1, 1999

                                                                    Exhibit 99.1

     Florida, New York, February 26, 1999 - Big V Supermarkets, Inc. announces the appointment of Mark S. Schwartz as President and Chief Executive Officer. Mr. Schwartz assumes his new responsibilities on March 22, 1999.

     He is currently President and CEO of the Hechinger Company, a home improvement retail store chain. Prior to his employment with Hechinger, Mr. Schwartz held numerous senior positions at Wal-Mart over a 15-year period, including Senior Vice President, Supercenter Stores and President and Director General of Wal-Mart Supercenters, Aurrea Stores, Mexico.

     "We are extremely pleased to have Mark join the Big V team," said Big V Chairman, David Bronstein. "He has a proven record of leadership in food and discount retailing. His diverse experience will strengthen our successful management team in meeting the challenges of the new decade."

     Founded 56 years ago in Florida, NY, Big V Supermarkets, Inc. owns and operates 32 ShopRite Supermarkets in the Hudson Valley region of New York State, northeastern Pennsylvania and northwestern New Jersey. The company is the largest member of the Wakefern Food Corporation - the largest retailer-owned food cooperative in the United States. Big V, which employs 5,000 people principally in New York State, is one of the largest employers in the region.

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CONTACT:  Big V Supermarkets, Inc., Florida, NY
          James A. Toopes, Jr.
          Vice Chairman and Executive Vice President-Finance
          Administration & Corporate Development
          914/651-4411